Exhibit 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13D-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that it knows or has reason to believe that such information is accurate.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of September 9, 2025.

EB Acquisition Company LLC

Signature:	/s/ Carl B. Webb
Name/Title:	Carl B. Webb, Authorized Person

Ford Financial Fund II, L.P.

Signature:	/s/ Carl B. Webb
Name/Title:	By Ford Management II, L.P., its general partner, by Ford Ultimate Management II, LLC, its general partner, by Carl B. Webb, sole manager

Ford Management II, L.P.

Signature:	/s/ Carl B. Webb
Name/Title:	By Ford Ultimate Management II, LLC, its general partner, by Carl B. Webb, sole manager

EB Acquisition Company II LLC

Signature:	/s/ Carl B. Webb
Name/Title:	Carl B. Webb, Authorized Person

Ford Financial Fund III, L.P.

Signature:	/s/ Carl B. Webb
Name/Title:	By Ford Management III, L.P., its general partner, by Ford Ultimate Management II, LLC, its general partner, by Carl B. Webb, sole manager

Ford Management III, L.P.

Signature:	/s/ Carl B. Webb
Name/Title:	By Ford Ultimate Management II, LLC, its general partner, by Carl B. Webb, sole manager

Ford Ultimate Management II, LLC

Signature:	/s/ Carl B. Webb
Name/Title:	Carl B. Webb, sole manager

Carl B. Webb

Signature:	/s/ Carl B. Webb
Name/Title:	Carl B. Webb